UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 1, 2017 (February 23, 2017)
PERFORMANCE SPORTS GROUP LTD.
(Exact name of registrant as specified in its charter)
British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.
Effective as of February 23, 2017, Performance Sports Group Ltd. (the “Company”) entered into a Second Amendment (the “Second Amendment”) to the Asset Purchase Agreement, dated as of October 31, 2016, as amended (the “Agreement”), by and among the Company and the subsidiaries of the Company party thereto (collectively, the “Sellers”), 9938982 Canada Inc., an acquisition vehicle co-owned by affiliates of Sagard Holdings Inc. and Fairfax Financial Holdings Limited (the “Purchaser”), and the designated purchasers party thereto. The Second Amendment extended the “outside date” for the previously announced sale of substantially all of the assets of the Company and its North American subsidiaries, including its European and global operations, to the Purchaser (the “Sale”) to February 27, 2017.
Effective as of February 27, 2017, the Company entered into a Third Amendment (the “Third Amendment”) to the Agreement, which, among other things, settled certain matters in dispute among the parties.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Amendment and the Third Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.
Item 2.01          Completion of Acquisition or Disposition of Assets.
Effective as of February 27, 2017, the Company consummated the Sale pursuant to the Agreement. Pursuant to and subject to the terms and conditions of the Agreement, the Sellers sold, and the Purchaser purchased, substantially all of the assets of the Company and its North American subsidiaries, including its European and global operations, for a base purchase price of U.S.$575 million in aggregate, subject to certain adjustments, and the assumption of related operating liabilities. The Sale was effected pursuant to the provisions of Section 363 of the United States Bankruptcy Code, as amended, and Section 36 of the Canadian Companies’ Creditors Arrangement Act.

Item 8.01          Other Events.
On February 28, 2017, the Company issued a press release announcing the completion of the Sale. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01          Financial Statements and Exhibits.
(d)          Exhibits.
Exhibit No.	Description

10.1
Second Amendment to Asset Purchase Agreement, dated as of February 23, 2017, by and among Performance Sports Group Ltd., the subsidiaries of Performance Sports Group Ltd. party thereto, 9938982 Canada Inc. and the designated purchasers party thereto.

10.2
Third Amendment to Asset Purchase Agreement, dated as of February 27, 2017, by and among Performance Sports Group Ltd., the subsidiaries of Performance Sports Group Ltd. party thereto, 9938982 Canada Inc. and the designated purchasers party thereto.

99.1	Press Release, dated February 28, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 1, 2017
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX
Exhibit No.	Description

10.1	Second Amendment to Asset Purchase Agreement, dated as of February 23, 2017, by and among Performance Sports Group Ltd., the subsidiaries of Performance Sports Group Ltd. party thereto, 9938982 Canada Inc. and the designated purchasers party thereto.

10.2
Third Amendment to Asset Purchase Agreement, dated as of February 27, 2017, by and among Performance Sports Group Ltd., the subsidiaries of Performance Sports Group Ltd. party thereto, 9938982 Canada Inc. and the designated purchasers party thereto.

99.1	Press Release, dated February 28, 2017.